SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                November 2, 2005

                         DRINKS AMERICAS HOLDINGS, LTD.

             (Exact Name of Registrant as Specified in its Charter)

  Delaware                       33-55254-10                 87-0438825
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 State of                        Commission                IRS Employer
Incorporation                    File Number               I.D. Number


             372 Danbury Road, Suite 163, Wilton, Connecticut 06897
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                     Address of principal executive offices

                  Registrant's telephone number: (203) 762-7000
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             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

Item 3.02       UNREGISTERED SALES OF EQUITY SECURITIES.


            As of October 27, 2005, we simultaneously executed a contract with and acquired certain assets from Rheingold Brewing Company, Inc. ("Rheingold"). Rheingold was in the business of manufacturing, distributing and selling beer. The fixed assets which we acquired consisted primarily of: (i) office equipment, not of material value and (ii) three trademarks. We also assumed certain contractual arrangements, including the license of the Rheingold trademark which authorizes us to use the name "Rheingold". This license is subject to certain minimum sales requirements (2,000 barrels of beer a year) and certain royalty payments ($3 per barrel of beer) This license, subject to renewals, is for over 190 years and can be terminated by the licensor in certain circumstances. We also assumed certain contracts including certain equipment leases, a warehouse arrangement, and a distribution agreement.

             Our purchase price for the assets we acquired is payable in two installments and consists of the following: (i) shares of our common stock valued at $1,000,000, (ii) $150,000 in cash, and (iii) the assumption of certain specified liabilities of Rheingold, primarily payables, aggregating approximately $170,446.

            Out of the $1,000,000 in fair market value of our common stock issued or to be issued, $650,000 in value, 724,638 shares, was valued based on the average of the daily closing prices of our common stock for the 60 calendar day period prior to closing (the "60 Day Average"). The second installment of the purchase price is payable on the first anniversary of the closing and, subject to adjustment, shall consist of our common stock stock with the fair market value of $350,000, based on the 60 Day Average prior to the first anniversary and a cash payment in the amount of $150,000. The amount due to Rheingold on the second installment is subject to reduction if the Net Working Capital current assets minus liabilities) of Rheingold is less than ($9,000) on the closing date.

            The Company will supplement this filing with information relating to the Results of Operations and Financial Condition of Rheingold as required under item 2.02 within 75 days of the closing.


         We believe that, pursuant to Section 4(2) under the Securities Act of 1933, as amended, the issuance of securities in this transaction was, and any future issuances of our securities will be, exempt from registration.


Item 9.01.      EXHIBITS

            (c) Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  November 2, 2005

                                        DRINKS AMERICAS HOLDINGS, LTD.

                                        By: /s/ J. Patrick Kenny
                                           -----------------------------------
                                           J. Patrick Kenny, President and CEO